Principal Global Investors, LLC 801 Grand Avenue, Des Moines, IA 50309 800-553-1390 tel www.principalglobal.com

March 1, 2019
Mr. Michael Beer, President
Principal Funds, Inc.
Principal Financial Group
Des Moines, IA 50392-2080
Dear Mr. Beer:
Principal Global Investors, LLC intends to purchase the following shares (the “Shares”):

Principal Funds, Inc. -	Purchase Amount	Shares Purchased

Principal LifeTime Hybrid 2015 Fund - Class R3	$10,000	931.10
Principal LifeTime Hybrid 2015 Fund - Class R5	$10,000	931.10
Principal LifeTime Hybrid 2020 Fund - Class R3	$10,000	919.12
Principal LifeTime Hybrid 2020 Fund - Class R5	$10,000	919.12
Principal LifeTime Hybrid 2025 Fund - Class R3	$10,000	898.47
Principal LifeTime Hybrid 2025 Fund - Class R5	$10,000	898.47
Principal LifeTime Hybrid 2030 Fund - Class R3	$10,000	888.10
Principal LifeTime Hybrid 2030 Fund - Class R5	$10,000	888.10
Principal LifeTime Hybrid 2035 Fund - Class R3	$10,000	869.57
Principal LifeTime Hybrid 2035 Fund - Class R5	$10,000	869.57
Principal LifeTime Hybrid 2040 Fund - Class R3	$10,000	865.05
Principal LifeTime Hybrid 2040 Fund - Class R5	$10,000	865.05
Principal LifeTime Hybrid 2045 Fund - Class R3	$10,000	856.90
Principal LifeTime Hybrid 2045 Fund - Class R5	$10,000	856.90
Principal LifeTime Hybrid 2050 Fund - Class R3	$10,000	851.79
Principal LifeTime Hybrid 2050 Fund - Class R5	$10,000	851.79
Principal LifeTime Hybrid 2055 Fund - Class R3	$10,000	843.17
Principal LifeTime Hybrid 2055 Fund - Class R5	$10,000	843.17
Principal LifeTime Hybrid 2060 Fund - Class R3	$10,000	832.64
Principal LifeTime Hybrid 2060 Fund - Class R5	$10,000	832.64
Principal LifeTime Hybrid 2065 Fund - Class R3	$10,000	973.71
Principal LifeTime Hybrid 2065 Fund - Class R5	$10,000	973.71
Principal LifeTime Hybrid Income Fund - Class R3	$10,000	975.61
Principal LifeTime Hybrid Income Fund - Class R5	$10,000	975.61

Each share of the Principal LifeTime Hybrid 2015 Fund has a par value of $0.01 and a price of $10.74 per share. Each share of the Principal LifeTime Hybrid 2020 Fund has a par value of $0.01 and a price of $10.88 per share. Each share of the Principal LifeTime Hybrid 2025 Fund has a par value of $0.01 and a price of $11.13 per share. Each share of the Principal LifeTime Hybrid 2030 Fund has a par value of $0.01 and a price of $11.26 per share. Each share of the Principal LifeTime Hybrid 2035 Fund has a par value of $0.01 and a price of $11.50 per share. Each share of the Principal LifeTime Hybrid 2040 Fund has a par value of $0.01 and a price of $11.56 per share. Each share of the Principal LifeTime Hybrid 2045 Fund has a par value of $0.01 and a price of $11.67 per share. Each share of the Principal LifeTime Hybrid 2050 Fund has a par value of $0.01 and a price of $11.74 per share. Each share of the Principal LifeTime Hybrid 2055 Fund has a parvalue of $0.01 and a price of $11.86 per share. Each share of the Principal LifeTime Hybrid 2060 Fund has a par value of $0.01 and a price of $12.01 per share. Each share of the Principal LifeTime Hybrid 2065 Fund has a par value of $0.01 and a price of $10.27 per share. Each share of the Principal LifeTime Hybrid Income Fund has a par value of $0.01 and a price of $10.25 per share. In connection with such purchase, Principal Global Investors, LLC represents and warrants that it will purchase such Shares as an investment and not with a view to resell, distribute or redeem.

PRINCIPAL GLOBAL INVESTORS, LLC

BY	/s/ Adam U. Shaikh
Adam U. Shaikh
Counsel